                                                                   EXHIBIT 99b

                       ASSET PURCHASE AND LEASE AGREEMENT


     THIS ASSET PURCHASE AND LEASE AGREEMENT ("Agreement") is made and entered into this 5th day of June, 1996, by and between (a) SANIFILL, INC., a Delaware corporation ("Parent"), CAMPBELL WELLS, LTD., a Delaware limited partnership (the "Company"), and NOW DISPOSAL HOLDING CO., a Delaware corporation ("Holdco") (Parent, the Company and Holdco being sometimes collectively referred to herein as "Sellers"), and (b) NEWPARK RESOURCES, INC., a Delaware corporation ("Buyer" or "Newpark"), with reference to the following facts:

     A. The Company engages in the remediation and closure of oilfield waste pits, including related loading and hauling, and the collection, transfer, transportation, treatment and disposal of nonhazardous oilfield waste associated with the exploration and production of oil, gas and geothermal energy("NOW") (such activities being referred to herein as the "Business"). Those portions of the Business that relate to (i) remediation and closure of oilfield waste pits, including related loading and hauling, and (ii) the collection, transfer and transportation of NOW (other than Excluded NOW, as defined below) are referred to herein as the "Acquired Business." Those portions of the Business that relate to (iii) the collection, transfer and transportation of "Excluded NOW", i.e., NOW generated and collected on land and delivered to the Company's Landfarms (as defined below) from the site where it was generated entirely by on-land transportation and (iv) the treatment and disposal of NOW are referred to herein as the "Excluded NOW Business." The Company does not engage in any business other than the Acquired Business and the Excluded NOW Business.

     B. The parties agree (i) Buyer shall purchase from Holdco and Holdco shall sell to Buyer 100% of the outstanding shares (the "Equity Interests") in NOW DISPOSAL OPERATING CO., a Delaware corporation ("Disposeco"), and (ii) that Buyer shall purchase or lease from the Company, and the Company shall sell or lease to Buyer substantially all of the operating assets of the Company that are primarily used or useful in the Acquired Business, and that Sellers shall remain liable for the liabilities and obligations related to the Business, including the Acquired Business, except for certain obligations that Buyer will expressly assume, all as hereinafter set forth. Buyer may assign its rights and delegate its duties hereunder to Subsidiary (as defined below), provided that no such assignment of rights or delegation of duties shall relieve Buyer of its obligations under this Agreement. If such assignment is made, references to Buyer in this Agreement shall be deemed to refer to Subsidiary, or to Buyer and Subsidiary, as appropriate.

     NOW, THEREFORE, for and in consideration of the mutual promises, agreements and warranties contained herein, Sellers and Buyer agree as follows:

     1. Transfer of Acquired Business and Assets.

        1.1 Included Assets. For the consideration hereinafter provided, the Company shall sell or lease, transfer and assign to Buyer on the Closing Date
(as defined below), all of the business, properties and assets of the Company related to the Acquired Business, other than the "Excluded Assets" specified in Paragraph 1.2, and Holdco will sell to Buyer the Equity Interests.
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Unless otherwise stated in Paragraph 1.2, the business, properties and assets to be sold or leased to Buyer hereunder other than the Equity Interests (the "Included Assets"), together with the Equity Interests, shall include all assets of the Company and Holdco related to the Acquired Business, including but not limited to the following:

       (a) Assets to be Sold.

           (i) All interests in goodwill related to the Acquired Business;

           (ii) the right, on a nonexclusive basis, to use all patents, patent applications, copyrights, trademark registrations and applications therefor, inventions, trade secrets, technical know-how, special processes, and similar intangibles, parts lists, designs, specifications, drawings, bills of material, maintenance manuals, warranty service data and sales literature (collectively "Intangible Assets") related to the Acquired Business;

           (iii) all books and records of account, employment records, customer lists, supplier lists, and any other information relating to or arising out of the Acquired Business prior to the Closing Date which has been reduced to writing, or copies thereof where it is appropriate for the Company to retain the originals;

           (iv) all of Sellers' interest in the transfer stations ("Transfer Stations") and the docks associated with the Transfer Stations ("Transfer Station Docks") located in the State of Louisiana that are used in connection with the Acquired Business, including all buildings, structures, improvements and fixtures thereon (together the "Transfer Stations and Transfer Station Docks"), a complete listing of which is attached to this Agreement as Exhibit 1.1.C; Transfer Stations and Transfer Station Docks will be leased (if owned by the Company or an Affiliate, as defined below) or subleased (if held by the Company under lease or sublease other than from an Affiliate) to Buyer for their remaining useful lives, all in accordance with subparagraph 1.1(b);

           (v) all barges and marine facilities (the "Marine Facilities") used in the Acquired Business in connection with the transfer of NOW to the Transfer Stations and Transfer Station Docks; a complete listing of the Marine Facilities is attached hereto as Exhibit 1.1.D; the Marine Facilities will be sold to Buyer for part of the Purchase Price, as defined below (if owned by the Company or an Affiliate), or leased to Buyer for their remaining useful lives at the same rental as paid by the Company, without any premium (if held by the Company or an Affiliate under lease or sublease);

           (vi) all vehicles, machinery, pit remediation equipment and other equipment, furniture, tools, tooling, spare parts and other fixed assets (the "Fixed Assets"), including but not limited to the Fixed Assets listed on Exhibit 1.1.E attached hereto, except as disposed of in the ordinary course of business before the Closing Date;

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           (vii) all of the Company's rights as of the Closing Date under all contracts relating exclusively to the Acquired Business, to the extent assumed by Buyer;

           (viii) all of the Company's right, title and interest in and to all names previously used by the Company or any predecessor in connection with the Acquired Business the use of which use has been permanently discontinued by the Company and the right to purchase for $1.00 at any time after the Closing Date any and all names that are Excluded Assets, when, as and if Parent and the Company permanently discontinue such use or announce the intention to permanently discontinue such use; and

           (ix) all other assets, whether tangible or intangible, definite or contingent, and of every kind and description and wherever situated, that are used or useful primarily in connection with the Acquired Business.

       (b) Assets to be Leased. All of the assets listed on Schedule 1.1(b) within the Disclosure Memorandum (as defined below), will be leased to Buyer in accordance with the terms of one or more leases to be mutually approved by the parties and entered into on the Closing Date. Such leases will be consistent with Paragraph 13.1 of this Agreement.

   1.2 Excluded Assets. All of the assets and property of the Company, Parent and Holdco other than the Equity Interests and the assets and property included within the Included Assets shall be "Excluded Assets," including but not limited to the following:

       (a) Parent's, the Company's and Holdco's rights under this Agreement, including the consideration to be received hereunder;

       (b) all interests in cash, accounts receivable and other components of working capital of the Company;

       (c) all property and assets relating exclusively to the Excluded NOW Business;

       (d) the NOW disposal facilities owned and operated by the Company designated as Elm Grove, LA (DNR Permit # OWD 89-1), Bourg, LA (DNR Permit #90-10 OWD), Bateman Island, LA (DNR Permit # 91-10 OWD), and Mermentau, LA (DNR Permit # SWD 83-6)(collectively the "Landfarms") and associated operating equipment;

       (e) The Company's facility at Zapata, Texas, and all assets associated with such facility (the "Zapata Facility");

       (f) The Company's landfarming facility designated as Lacassine, LA, and all assets associated with such facility (DNR Permit # 93-05 OWD) (the "Lacassine Facility"); and

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          (g) The name "Campbell Wells, Ltd.," and all other names that are used by Parent or the Company or both in connection with the operation of the Landfarms, the Zapata Facility or the Lacassine Facility.

     2.   Purchase and Lease Price and Payment.
          ------------------------------------

          2.1 Aggregate Consideration. The aggregate consideration to be paid by Buyer (the "Purchase Price") for the Equity Interests, Included Assets and Noncompetition Agreement (as defined below) shall be $70,500,000. In addition to the Purchase Price, if any excise, sales, use or similar taxes are imposed on the sale, lease and transfer of the Equity Interests and Included Assets to Buyer, Buyer shall pay such taxes up to an aggregate of $30,000, and Sellers shall pay the balance, if any, of such taxes.

          2.2 Payment. The Purchase Price shall be paid on the Closing Date in cash in the form of a wire transfer of immediately available funds.

     3.   Ancillary Agreements.
          --------------------

          On the Closing Date, as a necessary incident of the sale and purchase of the Equity Interests and the sale and purchase or lease of the Included Assets, the following agreements will be executed by the parties indicated below:

          3.1 Noncompetition Agreement. Buyer and Parent will execute and deliver a noncompetition agreement (the "Noncompetition Agreement") in form and substance as set forth in Exhibit 3.1 attached to this Agreement, and the Company will execute and deliver a Joinder Agreement (the "Joinder Agreement") in form and substance as set forth in Exhibit 3.1A attached to this Agreement.

          3.2 Guaranty. Buyer will execute and deliver an Assumption and Guaranty Agreement (the "Guaranty") in form and substance as set forth in
Exhibit 3.2 attached to this Agreement with respect to Disposeco's obligations arising after the Closing under the NOW Disposal Agreement dated as of June 4, 1996, among Parent, the Company and Disposeco (the "Disposal Agreement").

     4.   Assumption of Liabilities.
          -------------------------

          Except as expressly set forth in this Agreement, Buyer is not assuming any of the obligations or liabilities of Parent, the Company or Holdco. The foregoing notwithstanding, Buyer shall assume and discharge in due course the Assumed Obligations (as defined below).

     5.   Acquired Business Employees.
          ---------------------------

          The Disclosure Memorandum includes a list of all employees and independent contractors of the Company engaged in the Acquired Business as of the date of this Agreement

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("Acquired Business Employees").  Buyer shall be given the opportunity to offer employment to any such Acquired Business Employees (other than the "Excluded Employees," i.e., those who are listed in the Disclosure Memorandum as engaged primarily in the operation of the Landfarms, the Zapata Facility or the Lacassine Facility and certain other administrative personnel designated by mutual agreement of Buyer and Sellers) in Buyer's sole discretion but shall be under no obligation to offer employment to any Acquired Business Employee. Sellers will be responsible for all of the obligations owed to the Acquired Business Employees and the Excluded Employees to and including the Closing Date, including but not limited to salary, bonus, vacation, severance and sick pay, retirement benefits and amounts owed under employee benefit plans, and shall defend, indemnify and hold harmless Buyer from all liability with respect thereto, except that Buyer will be responsible for severance pay of the Acquired Business Employees other than the Excluded Employees, whether or not they become employees of Buyer. No severance pay will be payable by Buyer with respect to Acquired Business Employees who become employees of Buyer, except upon termination of their employment with Buyer. For a period of five years after the Closing Date, none of the Company and its Affiliates will induce or influence (or attempt to induce or influence) any of the Acquired Business Employees that have entered into the employ of Buyer or Disposeco (or remained in the employ of Disposeco) to terminate such employment.

     6.   Representations and Warranties of Sellers.
          -----------------------------------------

          Except as otherwise specifically disclosed by Sellers to Buyer in a written memorandum (the "Disclosure Memorandum") making reference to this Agreement, Sellers hereby jointly and severally warrant and represent the following:

          6.1    Organization and Good Standing.

                 (a) Parent. Parent is a corporation duly organized and in good standing under the laws of the State of Delaware. It has corporate power and authority to enter into this Agreement and the Related Agreements (as defined below) and the transactions contemplated hereby. Parent owns, directly or indirectly, the Equity Interests and all of the outstanding equity interests in the Company.

                 (b) The Company. The Company is a limited partnership duly formed and validly existing under the laws of the State of Delaware and has partnership power and authority to conduct its business as it is now being conducted. The Company is duly registered to transact business in each jurisdiction where the character or location of the assets owned by it or the nature of the business transacted by it require such registration except where failure to be so registered would not have a Material Adverse Effect (as defined below), and such registrations are in full force and effect. The Disclosure Memorandum includes a list of the jurisdictions in which the Company is registered to transact business .

                 (c) Holdco. Holdco is a corporation duly organized and in good standing under the laws of the State of Delaware. It has corporate power and authority to enter into this

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Agreement and to sell the Equity Interests to Buyer.  Holdco is not required to be qualified as a foreign corporation in any jurisdiction.

              (d) Disposeco. Disposeco is a corporation duly organized and in good standing under the laws of the State of Delaware. It has corporate power and authority to conduct its business as it is now being conducted. Disposeco is duly qualified to transact business in each jurisdiction where the character or location of the assets owned by it or the nature of the business transacted by it require such qualification except where failure to be so registered would not have a Material Adverse Effect, and such qualifications are in full force and effect. The Disclosure Memorandum includes a list of the jurisdictions in which Disposeco is qualified to transact business.

          6.2 Authority.

              (a) Parent. The execution by Parent of this Agreement and each of the Related Agreements to which Parent is a party, the delivery of each such agreement to Buyer and the performance thereof by Parent have been duly authorized by the Board of Directors of Parent. All necessary stockholder and corporate action has been taken, and this Agreement and each of the Related Agreements to which Parent is a party are valid and binding upon Parent and enforceable in accordance with their terms, subject to the Bankruptcy Exception, as defined below. The execution, delivery and performance by Parent of this Agreement and each of the Related Agreements to which Parent is a party are not contrary to the Certificate of Incorporation or By-Laws of Parent and will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Sellers, or any of them, are parties or by which Sellers, or any of them, are bound, which relate to or affect the Acquired Business, the Equity Interests or the Included Assets.

              (b) The Company. The Company has the requisite power under its agreement and certificate of limited partnership and the Delaware Revised Uniform Limited Partnership Act to enter into this Agreement and each of the Related Agreements to which it is a party and to perform its obligations under each such agreement. The execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company is a party and the consummation of the transactions contemplated by this Agreement and such Related Agreements have been duly authorized by all necessary partnership action on the part of the Company, and no other partnership proceedings on the part of the Company are necessary to authorize this Agreement or any of such Related Agreements and the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements to which the Company is a party are valid and binding upon the Company and enforceable in accordance with their terms, subject to the Bankruptcy Exception. The execution, delivery and performance of this Agreement and the Related Agreements to which the Company is a party are not contrary to the partnership agreement of the Company and will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Sellers, or any of them,

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are parties or by which Sellers, or any of them, are bound, which relate to or affect the Acquired Business, the Equity Interests or the Included Assets.

              (c) Holdco. The execution by Holdco of this Agreement, the delivery of this Agreement to Buyer and the performance thereof by Holdco have been duly authorized by the Board of Directors of Holdco. No other corporate action is required, and this Agreement is valid and binding upon Holdco and enforceable in accordance with its terms, subject to the Bankruptcy Exception, as defined below. The execution, delivery and performance of this Agreement by Holdco are not contrary to the Certificate of Incorporation or By-Laws of Holdco and will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Sellers, or any of them, are parties or by which Sellers, or any of them, are bound, which relate to or affect the Acquired Business, the Equity Interests or the Included Assets.

          6.3 Financial Statements. All of the information provided by the Company or Parent to Deloitte & Touche, Buyer's independent accountants, in connection with such firm's examination of the balance sheets of the Company with respect to the activities constituting the Acquired Business as of December 31, 1993, December 31, 1994, and December 31, 1995, and the related statements of income, equity and cash flows for the years ended December 31, 1993, December 31, 1994, and December 31, 1995, was prepared from the books and records of the Company and was true and correct in all material respects when so provided to such firm. The balance sheet of the Company with respect to such activities as of March 31, 1996, and the related statements of income, equity and cash flows for the three months then ended were prepared from the books and records of the Company, which books and records were true and correct in all material respects as of such date, and such financial statements (including the notes thereto) present fairly, as of the date or for the period presented, the financial position, results of operations and changes in cash flows attributable to such activities, in each case subject to year-end audit adjustments.

          6.4 Holdco's and Parent's Interests. Holdco is the sole stockholder of Disposeco and has good title to the Equity Interests, free and clear of all Liens. The Equity Interests constitute 100% of the outstanding capital stock of Disposeco. Parent has no interest in the Business other than (a) its indirect ownership of the Equity Interests, (b) its equity interests, direct and indirect, in the Company and the subsidiaries and Affiliates of the Company, and
(c) its interest in the Zapata Facility. Holdco has no interest in the Business other than its ownership of the Equity Interests.

          6.5 Title to and Condition of Properties. Holdco has good title to the Equity Interests, and the Company has good title to the Included Assets.
The Company has the legal right to transfer and assign or lease the Included Assets to Buyer without obtaining any consent, permit or approval of or from any other Person, other than approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), except where failure to obtain any such consent, permit or approval would not have a Material Adverse Effect. The tangible assets within the Included Assets are in good operating condition and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved.

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          6.6  Contracts.  Sellers have furnished to Buyer copies of or access to all master service agreements (without related addenda containing price information, which shall be made available to Buyer at the Closing) and all other contracts to be assumed by Buyer hereunder, except for provisions of such contracts that relate primarily to the Excluded NOW Business. The Disclosure Memorandum contains a list of all Material Contracts (as defined below). To the knowledge of Sellers, all of the Material Contracts are valid and binding obligations of the parties thereto in accordance with their respective terms, subject to the Bankruptcy Exception; there have been no material amendments to or modifications to any Material Contract (except as set forth in the copies furnished to Buyer); no event has occurred which is, or, following any grace period or required notice, would become a material default under the terms of any Material Contract; and the Company has not waived any material rights under any Material Contract.

          6.7 No Litigation. There is no suit or action (equitable, legal or administrative), arbitration or other proceeding pending or, to the knowledge of Sellers, threatened against Parent or the Company or any of their Affiliates, which materially relates to the Equity Interests or the Included Assets or which would materially adversely affect Buyer's conduct of the Acquired Business after the Closing Date. There is no suit or action (equitable, legal or administrative), arbitration or other proceeding pending or, to the knowledge of Sellers, threatened by Parent, the Company or any of their Affiliates which relates to or affects the Equity Interests, the Included Assets or Buyer's conduct of the Acquired Business after the Closing Date.

          6.8 Compliance With Laws. Parent and the Company are in compliance with all applicable laws, statutes, ordinances, regulations, decrees and other legal requirements, including but not limited to laws requiring the filing of tax returns and reports and the payment of taxes, except where the failure to comply would not have a Material Adverse Effect. Assuming satisfaction of the condition set forth in Paragraph 11.3, the execution and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby will not violate any provision of or constitute a default under any law, rule or regulation, order, writ, injunction or decree of any court or other governmental agency or instrumentality applicable to Parent or the Company with respect to the Acquired Business, except where such violation or default would not have a Material Adverse Effect.

          6.9 Insurance. The Disclosure Memorandum includes a complete list of all policies of fire, liability and other forms of insurance maintained by the Company which cover the Acquired Business and the Included Assets, indicating risks insured against, carrier, policy number, amount of coverage, premiums and expiration date.

          6.10 Letters of Credit and Performance Bonds. The Disclosure Memorandum includes a list of all outstanding letters of credit and performance bonds that have been issued in connection with the Acquired Business, including a summary of the terms thereof and the obligations to which they relate.

          6.11 Employee Benefit Plans. Buyer will not be subjected to any liability under any employee benefit plan maintained by Parent or the Company.

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          6.12  Permits, Licenses and Authorizations.   The Company has all
licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct the Acquired Business in all material respects as conducted on the date hereof, except where failure to have any such license, franchise, permit or authorization would not have a Material Adverse Effect. All such licenses, franchises, permits and other governmental authorizations related to the Acquired Business are freely transferable to Buyer and will be included within the Included Assets. Except as otherwise provided in this Agreement, no authorizations, approvals or consents of any governmental department, commission, bureau, agency or other public body or authority are required for consummation of the transactions contemplated by this Agreement, except where failure to obtain any such authorizations, approvals or consents would not have a Material Adverse Effect.

          6.13 Environmental Matters.

               (a) To the knowledge of Parent and the Company, no underground storage tanks the existence of which would have a Material Adverse Effect exist on, under or in any real property or buildings and improvements thereon constituting part of the Included Assets (collectively, the "Property").

               (b) To the knowledge of Parent and the Company, during the time that any Property was owned or leased by the Company or any predecessor with respect to the Acquired Business, it did not violate to an extent that would have a Material Adverse Effect any applicable federal, state and local laws, ordinances or regulations, now or previously in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials (as defined below) on, under, in or about such Property (including without limitation the Hazardous Materials Laws, as defined below).

               (c) As of the date hereof, to the best of the knowledge of Parent and the Company, there are no (i) enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous Materials Laws against the Company or any predecessor with respect to the Acquired Business, or any Property included within the Included Assets, (ii) claims made or threatened by any person or governmental body against the Company or any predecessor relating to any Property or (iii) any occurrence or condition known to Parent or the Company on any Property that can reasonably be expected to subject Buyer or such Property to any material restrictions on occupancy, transferability or use of any Property under any Hazardous Materials Laws. The Disclosure Memorandum includes a list of all complaints, notices of violation and claims relating to Hazardous Materials Laws which, to the knowledge of Sellers have been received by or asserted against the Company or any predecessor with respect to the Acquired Business or any Property which could reasonably be expected to have a Material Adverse Effect.

          6.14 Absence of Certain Changes. Since December 31, 1995, there has not been:

                (a) any material adverse change in the financial condition, assets, liabilities or net worth of the Company related to the Acquired Business;

                (b) any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting the Acquired Business or the Included Assets;

                (c) any material increase in the compensation payable or to become payable to any employees of the Company engaged in the Acquired Business, other than the Excluded Employees, or any bonus payment or arrangement made to or with any of such employees;

                (d) to the knowledge of Sellers, any mortgage, pledge or subjection to lien, charge, or encumbrance of any kind of any of tangible assets or Intangible Assets of the Company related to the Acquired Business;

                (e) any sale, transfer or assignment of any assets, including any interest in any Intangible Assets, of the Company related to the Acquired Business, except sales for fair value in the ordinary course of business, or any cancellation for less than fair value of any debts or claims due the Company, except for any sales, transfers or assignments of assets that would not have a Material Adverse Effect ; or

                (f) to the knowledge of Sellers, any amendment or termination of any Material Contract except (i) in the ordinary course of business, (ii) as included in copies of such contracts furnished to Buyer, or (iii) any amendments or terminations that would not have a Material Adverse Effect.

          6.15 No Labor Problems. The Company is not a party to any contract or agreement with a labor union or any local or subdivision thereof and has not been charged with any unresolved unfair labor practices with respect to the Acquired Business; Sellers have no knowledge of any present organizing activity among employees of the Company involved in the Acquired Business, other than the Excluded Employees, by any union. To the knowledge of Sellers, there are no material controversies pending or threatened between the Company and any of its employees engaged in the Acquired Business, other than the Excluded Employees, and the Company has substantially complied in connection with the Acquired Business with all laws relating to the employment of labor, including provisions relating to wages, hours, benefits, collective bargaining, and the payment of social security and similar taxes, and is not liable for any arrears in wages or any taxes or penalties for failure to comply with any of the foregoing, except where such failure to comply would not have a Material Adverse Effect.

          6.16 Interest in Competitors, Suppliers, etc. Neither Parent nor any of its Affiliates, and no officer or director of the Company or Family Member, as defined below, of any such person, owns, directly or indirectly, individually or collectively, any interest in any Person which has a material contractual relationship with the Company related to the Acquired Business, including but not limited to lessors of real or personal property leased to the Company and entities against whom rights or options are exercisable by the Company with respect to the Acquired Business.

          6.17 Purchases and Sales. Since December 31, 1995, the Company has not placed any orders for materials, merchandise or supplies in exceptional or unusual quantities based upon past operating practices.

          6.18 Employees and Suppliers. To the best knowledge of Sellers, the Company has satisfactory relationships with its employees (other than Excluded Employees), suppliers and independent contractors relating to the Acquired Business, except where failure to have such satisfactory relationships would not have a Material Adverse Effect.

          6.19 Intangible Assets. The Company is not obligated to pay any royalties or other fee to any licensor or other third party with respect to any Intangible Assets the right to use of which is included within the Included Assets. None of Sellers has received any claim alleging any conflict between any aspect of the Acquired Business and any Intangible Assets claimed to be owned by others.

     7.   Additional Obligations and Covenants of Sellers.
          -----------------------------------------------

          Sellers hereby jointly and severally covenant and agree as follows:

          7.1 Conduct of Acquired Business. Except as otherwise provided in this Agreement, between the date hereof and the Closing Date:

               (a) The Acquired Business will be conducted in the ordinary course, and Sellers will use commercially reasonable efforts to preserve the organization of the Company intact and will not take any action intended to interfere with the Company's relationships with its employees (other than Excluded Employees), suppliers and customers, except where the failure to comply with this subparagraph would not have a Material Adverse Effect.

               (b) The Company will not, without Buyer's prior written approval, enter into any material transaction affecting the Acquired Business other than in the ordinary course of business.

               (c) The Company will not, without Buyer's prior written approval, enter into or cancel any Material Contracts, except that the Company may, without Buyer's prior approval, terminate any Material Contract for any material default thereunder by any party other than the Company or an Affiliate of the Company.

               (d) The Company will use commercially reasonable efforts to maintain the Included Assets in their condition as of the date of this Agreement, ordinary wear and tear excepted.

               (e) The Company will perform all repairs and maintenance required by any leases or charters of barges and other leased assets within the Included Assets, so that, on the Closing Date, such assets are in the condition that would be required by such leases and charters if they were to terminate on the Closing Date.

          7.2  Access and Information.  (a) Except as set forth in subparagraph
(b) below, Sellers will afford to Buyer and Buyer's counsel, accountants and other representatives reasonable access, throughout the period from the date hereof to the Closing Date, to all of their properties, books, contracts and records related to the Acquired Business and will furnish Buyer during such period with all information that Buyer reasonably may request, including copies and/or extracts of pertinent records, documents and contracts. The Confidentiality Agreement between Parent and Buyer shall remain in force and effect and apply to the information received by Buyer and its representatives hereunder.

              (b) Buyer hereby acknowledges that it will have no right to receive, and Sellers shall have no obligation to deliver, any documents in any way relating to bids or proposals or other marketing efforts of the Company prior to the Closing Date.

          7.3 HSR Act Notification. Sellers have previously filed a notification form in compliance with the HSR Act, and will respond promptly to any reasonable inquiry or request for additional information that they receive with respect to such notification form. Sellers will furnish to Buyer copies of
(a) the notification form, (b) any request for additional information that they receive promptly after receiving it and (c) the additional information to be furnished in response to any such request before it is filed, provided, however, that Sellers' obligation to provide such documents or information which, in the reasonable judgment of Sellers' counsel, should not be provided to Buyer because of antitrust considerations shall be satisfied by delivery of such documents or information to Buyer's counsel pursuant to a confidentiality agreement satisfactory to Sellers.

          7.4 Continuation of Insurance, Letters of Credit and Bonds. From and after the date hereof and until the Closing Date, the Company will continue to carry its existing insurance coverage (so long as coverage is available on commercially reasonable terms), letters of credit and bonds posted to ensure performance in connection with the Acquired Business, subject only to varia tion in amounts required by the ordinary operations of the Acquired Business.

          7.5 Efforts to Satisfy Conditions. Sellers agree to use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to their or Buyer's obligations under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions, provided, however, that Sellers will not be required under this Paragraph 7.5 to take any action or refrain from taking any action to satisfy any objections that the Federal Trade Commission may raise with respect to the transactions contemplated by this Agreement and the Related Agreements.

          7.6 Title at Closing. At the Closing, Holdco will transfer to Buyer good title to the Equity Interests, free and clear of all Liens (as defined below). At the Closing the Company will transfer to Buyer good title to the Included Assets, free and clear of all Liens other than Permitted Liens (as defined below) related thereto and the Liens set forth on Schedule 7.6 hereto, provided, however, that Buyer's acceptance of any of the Included Assets subject as of the Closing Date to any Liens or Permitted Liens shall not excuse or limit the obligations of Parent and the Company to defend, indemnify and hold harmless Buyer as provided in this Agreement with respect to Seller Obligations evidenced or secured by such Liens and Permitted Liens.

          7.7 Consents of Others. As soon as reasonably practicable after the date hereof, and in any event prior to the Closing, Sellers will use commercially reasonable efforts to obtain all consents, authorization and permits that are required for the assignment and transfer to Buyer of all of leases, properties, assets, contracts, agreements and permits ("Entitlements") herein provided to be assigned and transferred, leased or subleased to Buyer. If any such consent is not obtained, the Company agrees to cooperate with Buyer in any reasonable arrangements designed to provide for Buyer the benefits under each such Entitlement, including enforcement of any and all rights of the Company (and Buyer as successor in interest) against all other parties thereto.

          7.8 Information for Registration Statement. Sellers acknowledge that the financial statements referred to in Paragraph 6.3 will be included in a Registration Statement to be filed by Buyer with the Securities Exchange Commission in connection with the public offering contemplated by Paragraph
10.8. Sellers will furnish to Buyer such additional information concerning the Acquired Business as Buyer may reasonably request in order to comply with the requirements of the Securities Act of 1933, subject to Paragraph 7.2(b) and the limitations contained in Paragraph 7.3. Any other information hereafter furnished by Sellers to Buyer in writing specifically for inclusion in such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading at the time such Registration Statement becomes effective or at the effective time of any post-effective amendment or supplement thereto.

     8.   Representations and Warranties of Buyer.
          ----------------------------------------

          Except as otherwise specifically disclosed by Buyer to Sellers in writing, Buyer hereby represents and warrants the following:

          8.1 Organization and Good Standing. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware. Buyer has corporate power to conduct its business as it is now being conducted, to own the Equity Interests, to carry on the Acquired Business and to own or lease, as applicable, and operate the Included Assets being purchased or leased hereunder.

          8.2 Authority of Buyer. The execution, delivery and performance of this Agreement and the Related Agreements by Buyer have been duly authorized by the Board of

Directors of Buyer. No further corporate action is necessary on the part of Buyer to make this Agreement and the Related Agreements valid and binding upon Buyer in accordance with their terms, subject to the Bankruptcy Exception. The execution, delivery and performance of this Agreement and the Related Agreements by Buyer will not result in a violation or breach of (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Buyer is a party.

          8.3 Newpark's Capitalization. The authorized capital stock of Newpark consists of 20,000,000 shares of Common Stock, $.01 par value, of which 10,795,442 shares were issued and outstanding on May 31, 1996, and 1,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding.

          8.4 Newpark Reports. Newpark has delivered to Sellers copies of (i) Newpark's Annual Reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 and (ii) all of Newpark's Quarterly Reports on Form 10-Q, all Current Reports on Form 8-K and all proxy statements and other reports filed by Newpark with the Securities and Exchange Commission (the "Commission") since December 31, 1992 (the "Newpark Reports" herein). The Newpark Reports have been duly and timely filed with the Commission and are in compliance with the Rules and Regulations (as defined below). As of their respective dates, none of the Newpark Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the filing with the Commission of the most recent report on Form 10-Q included in the Newpark Reports, there has been no material adverse change in the financial condition, assets, liabilities or net worth of Newpark and its subsidiaries, taken as a whole.

          8.5 Newpark Financial Statements. The financial statements contained in the Newpark Reports (the "Newpark Financial Statements") have been prepared in accordance with the books and records of Newpark and its subsidiaries and in accordance with generally accepted accounting principles consistently applied during the periods indicated, all as more particularly set forth in such financial statements and the Notes thereto. Each of the balance sheets included in the Newpark Financial Statements presents fairly as of its date the consolidated financial condition and assets and liabilities of Newpark and its subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the Notes thereto), Newpark (including its subsidiaries) did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The consolidated statements of earnings and stockholders' equity and consolidated statements of changes in financial position included in the Newpark Financial Statements present fairly the results of operations and changes in financial position of Newpark and its subsidiaries for the periods indicated.

          8.6 Knowledge and Experience of Buyer. Buyer is in the NOW collection, transfer, treatment and disposal business, including the marine NOW collection, transfer, treatment and disposal business, and is familiar with such industry and the risks associated therewith. Buyer has been provided access to all information considered by Buyer to be necessary for a full and complete evaluation of the Acquired Business and the Included Assets. Buyer has the knowledge, skill and experience in business, financial and investment matters to evaluate the merits, risks and consequences of the purchase of the Equity Interests and the purchase or lease of the Included Assets and consummation of the other transactions contemplated by this Agreement.

     9.   Additional Obligations and Covenants of Buyer.
          ---------------------------------------------

          9.1 Efforts to Satisfy Conditions. Buyer hereby covenants and agrees to use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to its or Sellers' obligations under this Agreement, to the extent that Buyer's action or inaction can control or influence the satisfaction of such conditions, provided, however, that Buyer will not be required under this Paragraph 9.1 to take any action or refrain from taking any action to satisfy any objections that the Federal Trade Commission may raise with respect to the transactions contemplated by this Agreement and the Related Agreements, and further provided that Buyer shall not voluntarily fail to obtain the financing referred to in Paragraph 10.8 unless, in Buyer's reasonable judgment, such financing can be obtained only on terms that would have a Material Adverse Effect on Buyer.

          9.2 HSR Act Notification. Buyer has previously filed a notification form in compliance with the HSR Act, and will respond promptly to any reasonable inquiry or request for additional information that it receives with respect to such notification form. Buyer will furnish to Sellers copies of (a) the notification form, (b) any request for additional information that it receives promptly after receiving it and (c) the additional information to be furnished in response to any such request before it is filed, provided, however, that Buyer's obligation to provide such documents or information which, in the reasonable judgment of Buyer's counsel, should not be provided to Sellers because of antitrust considerations shall be satisfied by delivery of such documents or information to Sellers' counsel pursuant to a confidentiality agreement satisfactory to Buyer.

     10.  Conditions Precedent to Obligations of Buyer.
          --------------------------------------------

          The obligations of Buyer under this Agreement are subject to the satisfaction of each of the additional following conditions at or prior to the Closing, unless waived in writing by Buyer:

          10.1 Accuracy of Warranties and Representations. The representations and warranties of Sellers herein shall be true and correct on and as of the Closing Date, with the same force and effect, except as to transactions permitted herein or to which Buyer may have consented in writing and changes occurring in the ordinary course of business after the date of this Agreement and not materially adversely affecting the Company, or its properties, prospects, or financial condition related to the Acquired Business, as though such representations and warranties had been made on and as of the Closing Date, and Sellers shall have performed all covenants required by this Agreement to be performed by them at or prior to the Closing.

          10.2 No Material Adverse Change. There shall have been no changes after the date of this Agreement in the results of operations, assets, liabilities, financial condition or affairs of the Company with respect to the Acquired Business which in their total effect have or could reasonably be expected to have a Materially Adverse Effect.

          10.3 HSR Act. Early termination shall have been granted or applicable waiting periods shall have expired under the HSR Act.

          10.4 Injunction. On the Closing Date there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the transactions contemplated by this Agreement and the exhibits hereto may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

          10.5 Sellers' Certificate. Sellers shall have furnished to Buyer a certificate dated the Closing Date and signed by the chief executive officer and the chief financial officer of each of Sellers stating that to the best of the knowledge of each, after reasonable inquiry, the conditions set forth in Paragraphs 10.1 and 10.2 above have been satisfied.

          10.6 Opinion of Sellers' Counsel. A favorable opinion of H. Steven Walton, Vice President-Governmental Affairs and General Counsel of Parent, in form and substance as set forth in Exhibit 10.6 attached hereto, shall have been delivered to Buyer, dated the Closing Date.

          10.7 Consents Obtained. All third party consents, authorization and permits that are required for the assignment and transfer to Buyer of all of the Entitlements shall have been obtained, except where, after giving effect to Paragraph 7.7, failure to obtain any such consents, authorizations and permits would not have a Material Adverse Effect.

          10.8 Public Offering. Buyer shall consummated a public offering of its common stock providing net proceeds to Buyer of at least $60.0 Million.

     11.  Conditions Precedent to Obligations of Sellers.
          ----------------------------------------------

          The obligations of Sellers under this Agreement are subject to the satisfaction of each of the following additional conditions at or prior to the Closing, unless waived in writing by Sellers:

          11.1 Accuracy of Warranties and Representations. The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Buyer shall have performed all of the covenants required by this Agreement to be performed by it on or before the Closing.

          11.2 No Material Adverse Change. There shall have been no changes after the date of this Agreement in (a) the results of operations, assets, liabilities, financial condition or affairs of Buyer and its subsidiaries, taken as a whole, or (b) any of the Newpark Reports or Newpark Financial Statements, which in their total effect have or could reasonably be expected to have a Material Adverse Effect.

          11.3 HSR Act. Early termination shall have been granted or applicable waiting periods shall have expired under the HSR Act.

          11.4 Injunction. On the Closing Date there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the transactions contemplated by this Agreement and the exhibits hereto, may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

          11.5 Officers' Certificate of Buyer. Buyer shall have delivered to the Company a certificate dated the Closing, signed by the chief executive officer and the chief financial officer of Buyer and stating that, to the best of the knowledge of each, after reasonable inquiry, the conditions set forth in Paragraphs 11.1 and 11.2 have been satisfied.

          11.6 Opinion of Buyer's Counsel. A favorable opinion of Ervin, Cohen & Jessup, counsel for Buyer, in form and substance as set forth in Exhibit 11.6, shall have been delivered to Sellers, dated the Closing Date.

     12.  Closing.
          --------

          The closing ("Closing") of the transactions contemplated by this Agreement shall take place on the business day following the satisfaction of the condition set forth in Paragraph 10.8 or, if later, on the business day following the satisfaction or waiver of all of the other conditions precedent to the parties' obligations hereunder. The Closing shall take place at a location to be determined by mutual agreement. The term "Closing Date" herein shall mean the date of the Closing.

     13.  Additional Post-Closing Obligations and Covenants.
          -------------------------------------------------

          Following the Closing, Sellers and Buyer shall perform all post-Closing actions provided for herein, including those in Exhibits hereto, and the following covenants and agreements:

          13.1  Lease Terms.

                (a) The Purchase Price includes payment in full for all rentals and other amounts payable under the leases from Sellers of the Landfarm Docks listed under Item I., numbers 1 - 3 of Schedule 1.1(b) attached to the Disclosure Memorandum. Sellers, at their expense, will pay all costs of operation of such Landfarm Docks after the Closing Date, including all required services and maintenance. Sellers, at their expense, will maintain all permits that are required in connection with the operation of such Landfarm Docks and will carry property, casualty and liability insurance in such amounts and with respect to such perils as Buyer may reasonably request.

                (b) Buyer will pay rent with respect to any other Included Assets that are leased by the Company in the same amount and under the same terms as were applicable to the Company before the Closing Date, and Buyer will pay all costs of operation of the Transfer Stations.

          13.2 Bonds and Licenses. For a period of 90 days after the Closing Date, the Company will keep in force all of its performance bonds, permits, licenses and authorizations relating to the Acquired Business to provide time for Buyer to replace such items.

          13.3 Further Documents. From time to time, as reasonably requested by Buyer, whether at or after the Closing and without further consideration, Sellers shall execute and deliver any further instruments of conveyance and transfer and take any other action required to more effectively convey and transfer the Equity Interests and the Included Assets to Buyer, provided that such additional instruments and actions do not create any rights or obligations that are not contemplated by this Agreement.

          13.4 Pending and Subsequent Actions. To the extent commercially reasonable, Sellers will cooperate, and will use their best efforts to have their officers, directors and employees cooperate, with Buyer (at Buyer's request and expense) on and after the Closing (a) in furnishing information, testimony and other assistance in connection with any actions, proceedings, arrangements, or disputes involving the Equity Interests, the Included Assets or the Acquired Business based upon contracts, arrangements or acts of the Company which were in effect or occurred on or prior to the Closing, and (b) by providing Buyer reasonable access and information regarding the Acquired Business on any matters in the possession or knowledge of Sellers for a period of two years following the Closing Date. In addition, Sellers shall, from time to time, upon the reasonable request of Buyer, consult with Buyer regarding the history of the Acquired Business and the Included Assets, including, without limitation, the contracts assumed by Buyer (to the extent such contracts do not relate to the Excluded NOW Business). Notwithstanding any other provision of this Agreement, the parties hereto acknowledge and agree that the consulting services to be provided by Sellers under this Paragraph shall not include providing any information or assistance with respect to the Excluded NOW Business or any other area of operations now or hereafter engaged in by Sellers, other than the Acquired Business. The parties agree that $1.0 Million of the Purchase Price is allocable to Sellers' agreement to provide the consulting services contemplated by this Paragraph.

          13.5 Tax Matters. Sellers shall be solely responsible for all Taxes incurred or payable with respect to the Acquired Business for periods which end or ended on or before the Closing Date. Buyer shall be solely responsible for all Taxes incurred or payable with respect to the Acquired Business for all periods commencing on or after the Closing Date. All Tax refunds (and related interest) relating to the Acquired Business for taxable periods ending on or prior to the Closing Date shall be paid and inure to the benefit of Sellers.
All Tax refunds (and related interest) relating to the Company for taxable periods commencing after the Closing Date shall be paid and inure to the benefit of Buyer. Sellers agree that, at Buyer's election, Sellers will consent to the treatment of the transactions contemplated by this Agreement in accordance with
Section 338(h)(10) of the Internal Revenue Code of 1986, as amended.

     14.  Survival of Representations.
          ---------------------------

          All representations and warranties made by the parties under or in connection with this Agreement (including any representations and warranties set forth in the certificates delivered pursuant to Paragraphs 10.5 and 11.5) shall survive the Closing for a period of one year, except for the representations and warranties set forth in Paragraphs 6.2, 6.4, 6.5, 6.11 and 6.13, which shall survive until the expiration of the applicable statute of limitations. The foregoing notwithstanding, if Buyer consummates the acquisition of the Equity Interests and Included Assets with Actual Knowledge (as defined below) of a material breach of warranty or representation of Sellers contained in this Agreement and nevertheless consummates the purchase of the Equity Interests and Included Assets, such consummation shall be deemed a waiver of such material breach to the extent of Buyer's Actual Knowledge thereof; such waiver shall not extend to or in any way affect Sellers' obligations under subparagraph 15.1(b) below. All covenants and agreements made by the parties under or in connection with this Agreement, including but not limited to the covenants set forth in subparagraphs 15.1(b) and 15.1(c), shall survive until the expiration of the applicable statute of limitations.

     15.  Indemnifications.
          ----------------

          15.1 General Indemnification.

               (a) Sellers (jointly and severally) and Buyer each hereby agree to defend, indemnify and hold harmless the other party against all Damages resulting from any breach of any warranty or representation made by such party contained herein.

               (b) Sellers hereby jointly and severally agree to defend, fully indemnify and hold Buyer harmless against all Damages (as defined below) arising out of the Seller Obligations (as defined below), whether or not the existence of such Seller Obligations was disclosed to Buyer hereunder or constitutes a breach of representation or warranty.

               (c) Buyer agrees to defend, fully indemnify and hold Sellers harmless from all Damages arising out of the Assumed Obligations (as defined below).

          15.2 Indemnification Procedures and Limitations. The following provisions shall apply to all indemnification and hold harmless provisions of this Agreement:

                (a) The party seeking indemnification (the "Indemnitee") shall, with reasonable promptness, provide the other party (the "Indemnitor") with copies of any claims or other documents received and shall otherwise make available to the Indemnitor all material relevant information. The Indemnitor shall have the right to defend any such claim at its expense, with counsel of its choosing, and the Indemnitee shall have the right, at its expense, using counsel of its choosing, to join in the defense of any such claim. The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense in whole or in part to any claim by the Indemnitee against the Indemnitor except to the extent that such failure by the Indemnitee shall result in a material prejudice to the Indemnitor.

                (b) The foregoing notwithstanding, if suit shall have been instituted against the Indemnitee and the Indemnitor shall have failed, after the lapse of a reasonable time after written notice to it of such suit, to take action to defend the same, the Indemnitee shall have the sole right to defend the claim and shall be entitled to charge the Indemnitor with the reasonable cost of any such defense, including reasonable attorneys' fees. Neither party shall settle or compromise any such claim unless it shall first obtain the written consent of the other, which shall not be unreasonably withheld.

                (c) Neither Buyer nor Sellers shall have any obligation to indemnify the other with respect to Damages arising as a result of breach of warranty or representation hereunder except to the extent that the amount of all valid claims against such party for indemnification for breach of warranty or representation hereunder exceeds an aggregate of $200,000. This provision shall not apply to the express covenants and agreements contained herein, including but not limited to the covenants set forth in subparagraphs 15.1(b) and 15.1(c).

                (d) In determining the amount of Damages which gives rise to liability hereunder, there shall be taken into account the amount of any Tax benefits and insurance recoveries actually realized by the damaged party and its Affiliates attributable to such Damages or derived therefrom, also taking into account the Tax treatment of the receipt of any payment hereunder.

     16.  Amendment of Disclosure Memorandum.
          ----------------------------------

          By written notice to Buyer from time to time prior to the Closing, Sellers may supplement or amend the Disclosure Memorandum to correct any matter that would constitute a breach of any warranty or representation of Sellers contained in this Agreement; provided, however, that, except as provided in the following sentence, no such supplement or amendment will affect the rights or obligations of the parties to this Agreement until after the Closing Date. Notwithstanding any other provision hereof, if the Closing occurs, any such supplement or amendment of the Disclosure Memorandum will be effective for indemnification purposes to cure and correct any breach of any warranty or representation that would have existed if Sellers had not made such supplement or amendment.

     17.  Destruction of Assets.
          ---------------------

          Possession of the Included Assets shall pass to Buyer at the Closing. Accordingly, all risk of loss with respect to the Included Assets shall be borne by Sellers until the Closing. If on the Closing Date any Included Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Sellers (whether or not similar to the foregoing) to an extent which materially affects the value to Buyer of the Included Assets, Buyer shall have the right at its election to complete the acquisition (in which event all claims of Sellers with respect to such loss or damage and all insurance proceeds arising therefrom shall be included within the Included Assets) or, if it does not so elect, it shall have the right, which shall be in lieu of any other right or remedy whatsoever, to terminate this Agreement. In the latter event, all parties shall be released from liability hereunder.

     18.  Termination.
          -----------

          Either Buyer or Sellers may forthwith terminate this Agreement by written notice to the other: (a) subject to clause (b) below, without liability to the other of them, if the Closing has not occurred on or before September 10, 1996, unless the failure of the Closing to occur on or before said date is due to the failure of the party seeking to terminate this Agreement to perform in all respects each of its obligations under this Agreement required to be performed by it on or before said date pursuant to the terms hereof; or (b) without prejudice to other rights and remedies which either party may have, if default shall be made by the other of them in the observance or in the due and timely performance of any of its covenants and agreements herein contained, or if there shall have been a breach material to any of the warranties and representations herein contained, or if any condition precedent to its obligations has not been satisfied. Paragraphs 21 through 32 shall survive any termination of this Agreement.

     19.  Notices.
          -------

          Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Paragraph 19 by giving notice of such change to the other party in the manner which is provided in this Paragraph 19.


Sellers or any        Sanifill, Inc.
 of them:             2777 Allen Parkway, Suite 700
                      Houston, TX 77019-2155
                      Attention: H. Steven Walton, Esq., Vice President
                      Facsimile No.: (713) 942-6299

                      With a copy to:

                      Baker & Botts, L.L.P.
                      One Shell Plaza
                      910 Louisiana
                      Houston, TX 77002-4995
                      Attention:  Louise Shearer, Esq.
                      Facsimile No.: (713) 229-1522

Buyer:                Newpark Resources, Inc.
                      3850 North Causeway, Suite 1770
                      Metairie, LA 70002
                      Attention:  James D. Cole, President
                      Facsimile No.:  (504) 833-9506

                      With a copy to:

                      Ervin, Cohen & Jessup
                      9401 Wilshire Boulevard
                      Beverly Hills, CA  90212
                      Attention:  Bertram K. Massing, Esq.
                      Facsimile No.:  (310) 859-2325


      20.  Certain Definitions.
           -------------------

           As used herein, the following terms have the following meanings:

           "Actual Knowledge" of Buyer with respect to a material breach of a warranty or representation of Sellers contained herein means the actual personal knowledge of James D. Cole, Wm. T. Ballantine or Matthew W. Hardey of the existence of the facts that constitute such material breach, proven by Sellers by a preponderance of the evidence.

           "Affiliate" or "affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, of the power (a) to vote 50% or more of the voting interests in such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           "Assumed Obligations" means (a) the performance after the Closing Date of all obligations arising after the Closing Date under all contracts, leases and other agreements transferred to Buyer pursuant to the terms of this Agreement, provided that each such contract, lease or other agreement has been specifically disclosed in the Disclosure Memorandum and assumed by Buyer and (b) all of the obligations of the Acquired Business that come into existence after the Closing.

           "Bankruptcy Exception" means the limitation on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.

           "Damages" means damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees).

           "Family Member" means, in the case of a Person who is an individual, any parent, spouse or lineal descendant (including legally adopted descendants) of such Person, or the spouse of any such descendant.

           "Hazardous Materials Laws" means any and all federal, state and local laws in effect that relate to or impose liability or standards of conduct concerning the environment, as now in effect and as have been amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601, et seq.), the Hazardous Materials Transportation Act (42 U.S.C. (S) 1802, et seq.), the Resource Conservation and Recovery Act (49 U.S.C. (S) 5101, et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251, et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601, et seq.), the Clean Air Act (42 U.S.C., (S) 7401 et seq.), the National Environmental Policy Act (42 U.S.C. (S) 4321, et seq.), the Refuse Act (33 U.S.C. (S) 407, et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 300(f), et seq.), and all rules, regulations, codes and ordinances promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

           "Hazardous Materials" means any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under the Hazardous Materials Laws.

           "Lien" means any mortgage, pledge, security interest, encumbrance, lien (including but not limited to any tax lien) or charge of any kind, covenant, condition or restriction, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a lien, and the filing of or agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction in connection with any of the foregoing.

           "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations or business of the entity referred to.

           "Material Contracts" means all contracts or agreements affecting the Included Assets or the Acquired Business that involve (a) the ownership or use of real property included within the Included Assets, (b) the ownership or use of personal property included within the Included Assets having a value in excess of $100,000, (c) payments or receipts greater than $100,000 during any fiscal year and which by their terms do not terminate or may not be terminated by the Company within one year after the Closing Date without penalty or premium in excess of $50,000, or which involve payments or receipts greater than $200,000 in any year, (d) collective bargaining or labor unions involving employees engaged in the Acquired Business, other than the Excluded Employees,
(e) the employment or engagement as an independent contractor of any person involved in the Acquired Business, other than the Excluded Employees, on a full-time, part-time, consulting or other basis, in each case involving greater than $75,000 in any year (f) bonuses, incentive compensation, or stock option plans involving employees engaged in the Acquired Business, other than the Excluded Employees, (g) performance of any obligation of the Company related to the Acquired Business that is guaranteed by Parent or any other third party, including performance bonding arrangements, (h) payments based in any manner upon the revenues, purchases or profits of the Company involving the Acquired Business, (i) any restriction on the Company's engaging in any activity, (j) ownership or use of Intangible Assets related to the Acquired Business, or (k) transactions outside the ordinary course of the Acquired Business.

         "Permitted Lien" means any of the following Liens: (a) carriers', warehousemen's, mechanics', landlords', materialmen's, suppliers', tax assessment and other governmental charges and other similar Liens arising in the ordinary course of business and securing obligations which do not relate to obligations for borrowed money and which are either not overdue or the amount, validity or applicability of which is being contested in good faith by appropriate proceedings; (b) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (c) easements, rights of way, restrictions or other similar charges, covenants or encumbrances which do not materially interfere with the continued use of the Included Assets; (d) Liens arising as a result of the institution of litigation and attachment or judgment Liens in existence less than 60 days after the entry thereof or with respect to which execution has been effectively stayed or the payment of which is covered in full by insurance or a bond; (e) negative pledge or other agreements to refrain from giving Liens; (f) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit; (g) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property within the Included Assets, or to use such property in a manner which does not materially impair the use of such property; (h) any obligations or duties affecting any property within the Included Assets to any municipality or governmental, statutory or public authority with respect to any franchise, grant, license or permit; (i) zoning, planning and environmental laws and ordinances and municipal regulations; (j) encumbrances (other than to secure the payment of money), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any property or rights of way related to the use of the Included Assets for the purpose of roads, pipelines, transmission lines, transportation liens, distribution liens, removal of gypsum, gas, oil, coal, metals, steam, minerals, timber or other natural resources, and other like purposes, or for the joint or common use of real property, rights of way, facilities or equipment, or defects, irregularities and deficiencies in title of any property or rights of way, none of which materially interfere with the continued use of the

Included Assets; and (k) any other Liens (other than to secure the payment of money) that are not of the same character as the Permitted Liens described in clauses (a), (b) and (d) above, the existence of which would not have a Material Adverse Effect on the use of the Included Assets.

          "Person" or "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          "Related Agreements" means the Disposal Agreement, the Noncompetition Agreement, the Guaranty and the Joinder Agreement.

          "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act and the Securities Exchange Act of 1934.

          "Seller Obligations" means all obligations of the Business other than the Assumed Obligations, and includes, without limitation, all liabilities arising under the laws and regulations for the protection of the environment with respect to the Landfarms and all liabilities secured by any Liens to which the Included Assets are subject at Closing, other than Permitted Liens of the types described in one or more of clauses (c) and (e) through (k) of the definition of Permitted Liens.

          "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll, premium, property or windfall profits tax, alternative or add-on-minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

      21. Assignment.
          ----------

          Rights hereunder shall not be assignable and duties hereunder shall not be delegable by either Sellers or Buyer without the prior written consent of the other. Sellers hereby consent to Buyer's transferring and assigning its rights and obligations hereunder to Newpark Disposal Service, L.L.C. ("Subsidiary"), a limited liability company and a wholly-owned subsidiary of Buyer, provided that any such transfer or assignment shall not relieve Buyer of its obligations hereunder. Nothing contained in or implied from this Agreement is intended to confer any rights or remedies upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, unless expressly stated herein to the contrary.

      22. Applicable Law; Jurisdiction.
          ----------------------------

          The provisions of this Agreement and all rights and obligations hereunder and under all documents, instruments and agreements executed under or in connection with this Agreement shall be governed and construed in accordance with the internal laws of the State of Texas applicable to contracts made and to be wholly performed within said State.

      23. Remedies Not Exclusive.
          ----------------------

          No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, or otherwise. The election of any one or more remedies by either party hereto shall not constitute a waiver of the right to pursue other available remedies.

      24. Attorneys' Fees.
          ---------------

          In any litigation relating to this Agreement, including litigation with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

      25. Successors and Assigns.
          ----------------------

          All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives and permitted successors and assigns.

      26. Counterparts.
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      27. Headings.
          --------

          Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

      28. Amendments; Waivers.
          -------------------

          No provision or term of this Agreement or any agreement contemplated herein between the parties hereto may be supplemented, amended, modified, waived or terminated except in a writing duly executed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Failure of a party to insist on strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms and conditions.

      29. Entire Agreement.
          ----------------

          All schedules, exhibits and financial statements provided for herein are a part of this Agreement. This Agreement and the other agreements and documents provided for in this

Agreement comprise the entire agreement of the parties and supersede all earlier understandings of the parties with respect to the subject matter hereof.

      30. Publicity.
          ---------

          Except as otherwise required by law, any press release, announcement or other public communication with respect to this Agreement or the sale and purchase of the Included Assets shall be subject to advance approval by both parties; each party agrees that it will not unreasonably withhold its approval of any such release, announcement or communication.

      31. Expenses.
          --------

          Except as otherwise expressly set forth herein or in the other agreements and documents provided for herein, Buyer, on the one hand, and Sellers, on the other hand, shall each be responsible for its own expenses with respect to this Agreement and the transactions contemplated hereby, including, without limitation, any broker's, finder's or similar fee or commission based on arrangements made by or on behalf of the responsible party.

      32. Severability.
          ------------

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect unless the enforcement of this Agreement on that basis would materially alter the rights and privileges of any party hereto or materially alter the terms of the transaction contemplated hereby.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    SANIFILL, INC. ("Parent")


                                    By /s/ H. STEVEN WALTON
                                      ------------------------------------

                                    CAMPBELL WELLS, LTD. (the "Company")

                                    By SANIFILL GP HOLDING CO., INC., its
                                    General Partner


                                    By /s/ W. GREGORY ORR
                                      -------------------------------------


                                    NOW DISPOSAL HOLDING CO. ("Holdco")


                                    By /s/ W. GREGORY ORR
                                      ------------------------------------


                                    NEWPARK RESOURCES, INC. ("Buyer")


                                    By /s/ JAMES D. COLE
                                      ------------------------------------
                                       James D. Cole, President

                                LIST OF EXHIBITS

Disclosure Memorandum


Exhibit 1.1.C - List of Transfer Stations and Transfer Station Docks,
                indicating whether owned or leased and by which entity

Exhibit 1.1.D - List of Marine Facilities, indicating whether owned or leased and by which entity

Exhibit 1.1.E - List of Fixed Assets

Exhibit 3.1   - Noncompetition Agreement

Exhibit 3.1A  - Joinder Agreement

Exhibit 3.2   - Assumption and Guaranty Agreement

Exhibit 10.6  - Form of opinion of Sellers' counsel

Exhibit 11.6  - Form of opinion of Buyers' counsel

          Schedules have been omitted from this filing.

                                                                     EXHIBIT 3.1
                                                                     -----------

                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement (the "Agreement"), dated as of
_______________, 1996, is made and entered into by and between SANIFILL, INC., a Delaware corporation ("Parent" or "Covenantor" herein), and NEWPARK RESOURCES, INC., a Delaware corporation ("Newpark" or "Buyer" herein), with reference to the following facts:

     A. Ancillary to and concurrently with the execution and delivery of this Agreement, Covenantor, Campbell Wells, Ltd., a Delaware limited partnership and an indirect wholly-owned subsidiary of Parent ("Campbell Wells"), NOW Disposal Holding Co., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Holdco"), and Newpark have closed under an Asset Purchase and Lease Agreement (the "Purchase Agreement") pursuant to which Newpark has purchased all of the equity interests in NOW Disposal Operating Co., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Disposeco"), from Holdco and has purchased or leased from Campbell Wells the "Included Assets" (as defined in the Purchase Agreement) used in the "Acquired Business" (as defined in the Purchase Agreement). Newpark may assign its rights and delegate its duties under the Purchase Agreement and hereunder to a wholly-owned subsidiary ("Subsidiary"), provided that no such assignment of rights or delegation of duties shall relieve Buyer of its obligations under this Agreement. If such assignment is made, references to Buyer in this Agreement shall be deemed to refer to Subsidiary, or to Buyer and Subsidiary, as appropriate.

     B. The execution and delivery of this Agreement are required under the Purchase Agreement.

     In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Covenantor and Buyer hereby agree and covenant as follows.

     1. Certain Definitions. The following terms used herein shall have the following meanings:

          Affiliate or affiliate - a Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, of the power to
(a) vote 50% or more of the voting interests in such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. In addition, at all times during the term of this Agreement, Campbell Wells shall be deemed to be an Affiliate of Parent, and Persons controlled by Campbell Wells and its controlled Affiliates, or jointly controlled by Campbell Wells and its controlled Affiliates and Parent and its Affiliates, shall be deemed to be Affiliates of

Parent. Notwithstanding the foregoing, a Person who controls Parent or Campbell Wells shall not be deemed to be an Affiliate of Parent or Campbell Wells solely by reason of such control.

          Business - Any one or more of the following activities: the Collection or Disposal of NOW; the remediation and closure of oilfield waste pits, including related loading and hauling; and marketing, dealing in or soliciting orders for any of the products, services or support activities included within the Business.

          Collection - The collection, transfer or transportation of NOW.

          Competitor - Any Person that, directly or indirectly, engages in any aspect of the Business within any portion of the Territory.

          Disposal - The treatment or disposal of NOW.

          Excluded NOW - NOW that is generated and collected on land and is delivered to the Landfarms from the site where it was generated entirely by on-land transportation.

          Landfarms - The NOW disposal facilities owned and operated by Campbell Wells designated as Elm Grove, LA (DNR Permit # OWD 89-1), Bourg, LA (DNR Permit #90-10 OWD), Bateman Island, LA (DNR Permit # 91-10 OWD), and Mermentau, LA (DNR Permit # SWD 83-6).

          NOW - Nonhazardous oilfield waste associated with the exploration and production of oil, gas and geothermal energy, that contains less than 30 picocuries per gram of Radium 226 or 228.

          Person or person - Any individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          The Territory - All or any part of the following: the States of Louisiana, Texas, Mississippi and Alabama and the Gulf of Mexico.

     2. Noncompetition. Covenantor hereby agrees, for itself and on behalf of its Affiliates, that, during the term of this Agreement, except as otherwise permitted under this Agreement, neither it nor any of its Affiliates will, within any part of the Territory, directly or indirectly, do any one or more of the following: (a) engage in any aspect of the Business; (b) own any interest in any Competitor; (c) operate, join, control or otherwise participate in any Competitor; or (d) lend credit or money for the purpose of assisting another to establish or operate any Competitor.

     3. Term. The term of this Agreement commences on the date hereof and shall continue for sixty months thereafter.

     4. Maintenance of Confidentiality. For the term of this Agreement, Covenantor and its Affiliates shall keep secret and retain in strictest confidence, except for disclosure to any of their Affiliates, and will not permit any Person other than their Affiliates to use any of the "Intangible Assets" (as defined in the Purchase Agreement) which Buyer has been granted the right to use, along with Covenantor and its Affiliates, under the Purchase Agreement.

     5.   Permitted Activities.  Section 2 of this Agreement notwithstanding:

          (a) Covenantor and its Affiliates, as passive investors, may own up to 5% (including ownership by Covenantor and all of its Affiliates) of the equity securities of any Person (other than Newpark) whose equity securities are publicly traded. In addition, in connection with their business described in subparagraph (b) below, Covenantor and its Affiliates shall be permitted from time to time to acquire interests representing more than 5% of the equity securities of Persons that derive less than 10% of their revenues from activities that cause such Persons to be Competitors, provided that Covenantor or its Affiliates or the Persons who engage in such competitive activities immediately formulate plans to dispose of those aspects of such businesses that cause such Persons to be Competitors and actually complete such dispositions within 90 days after such interests are acquired by Covenantor or one or more of its Affiliates.

          (b) Buyer recognizes and acknowledges that Parent and its Affiliates are in the business of the collection, treatment and disposal of numerous varieties of wastes, including without limitation municipal solid wastes, construction and demolition debris, industrial nonhazardous wastes and special wastes, such as contaminated soil and sludges. Buyer agrees that this Agreement relates only to the Collection and Disposal of NOW and the remediation and closure of oilfield waste pits, including related loading and hauling, in the Territory and that this Agreement is not intended to limit or otherwise affect the business of Parent except as expressly set forth herein.

          (c) Buyer further recognizes and acknowledges that Parent and its Affiliates from time to time enter into joint venture arrangements with independent (i.e., non-Affiliate) third parties ("Joint Venture Partners") and that some of such Joint Venture Partners may engage in aspects of the Business in the Territory. Without limiting the applicability of this Agreement to Covenantor and its Affiliates and such joint ventures, Buyer agrees that the terms of this Agreement shall not apply to Joint Venture Partners solely as a result of their entering into joint venture arrangements with Covenantor and its Affiliates.

          (d) Parent and its Affiliates may continue to market, deal in, solicit orders for and conduct other activity related to: (i) Disposal and Collection at any of the Landfarms of Excluded NOW; (ii) Collection of NOW within a 200-mile radius of Campbell Wells' Zapata, Texas, facility and Disposal of NOW so Collected at such facility; (iii) Disposal and Collection of NOW contemplated under the NOW Disposal Agreement dated as of June 4, 1996, by and among Parent,

Campbell Wells and Disposeco; and (iv) Disposal and Collection of NOW at Campbell Wells' Lacassine, LA, facility.

     6. Injunctive Relief. Covenantor hereby stipulates and agrees that any breach by it or by any of its Affiliates of this Agreement cannot be reasonably or adequately compensated by damages in an action at law and that, in the event of such breach, Buyer shall be entitled to injunctive relief, which may include but shall not be limited to restraining Covenantor and its Affiliates from engaging in any activity that would constitute a breach of this Agreement.

     7. Severability. Covenantor acknowledges that it has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein (including but not limited to the time periods of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required to protect the interests of Buyer and its stockholders. In the event that, notwithstanding the foregoing, any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable, as though the invalid or unenforceable parts had not been included herein. In the event that any provision of this Agreement relating to time periods or areas of restriction or both shall be declared by a court of competent jurisdiction to exceed the maximum time periods or areas (or both) that such court deems reasonable and enforceable, said time periods or areas of restriction or both shall be deemed to become and thereafter shall be the maximum time periods and areas which such court deems reasonable and enforceable.

     8. Entire Agreement. This Agreement, together with the Purchase Agreement and the other agreements specifically mentioned therein, constitutes the entire agreement of Covenantor and Buyer with respect to the subject matter hereof and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist on strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

     9. Nature of Obligations. All covenants and obligations of Covenantor hereunder shall be binding on Covenantor, its Affiliates and the assigns, successors and legal representatives of each of them and shall inure to the benefit of Buyer and all of its Affiliates that engage in any aspect of the Business in any part of the Territory.

     10. Notices. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Paragraph 10 by giving notice of such change to the other party in the manner which is provided in this Paragraph 10.


Covenantor:         Sanifill, Inc.
                    2777 Allen Parkway, Suite 700
                    Houston, TX 77019-2155
                    Attention: H. Steven Walton, Esq., Vice President
                    Facsimile No.: (713) 942-6299

                    With a copy to:

                    Baker & Botts, L.L.P.
                    One Shell Plaza
                    910 Louisiana
                    Houston, TX 77002-4995
                    Attention:  Louise Shearer, Esq.
                    Facsimile No.: (713) 229-1522

Buyer:              Newpark Resources, Inc.
                    3850 North Causeway, Suite 1770
                    Metairie, LA 70002
                    Attention:  James D. Cole, President
                    Facsimile No.:  (504) 833-9506

                    With a copy to:

                    Ervin, Cohen & Jessup
                    9401 Wilshire Boulevard
                    Beverly Hills, CA  90212
                    Attention:  Bertram K. Massing, Esq.
                    Facsimile No.:  (310) 859-2325


     11. Attorneys' Fees. In any litigation relating to this Agreement, including litigation with respect to any supplement, modification or waiver of this Agreement or any of its provisions, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

     12. Law Governing. The provisions of this Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to contracts made and to be wholly performed within the State of Texas.

     13. Captions. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                         SANIFILL, INC.


                        By:
                           ---------------------------
                         Name:
                         Title:

                         NEWPARK RESOURCES, INC.


                        By:
                           ---------------------------
                         Name:
                         Title:

                                                                    EXHIBIT 3.1A
                                                                    ------------

                               JOINDER AGREEMENT


          This Joinder Agreement (the "Joinder"), dated as of _____________, 1996, is made and entered into by Campbell Wells, Ltd., a Delaware limited partnership ("Campbell Wells"), with reference to the following facts:

          A. Concurrently with the execution of this Joinder, Sanifill, Inc., a Delaware corporation ("Parent"), of which Campbell Wells is an indirect wholly-owned subsidiary, has entered into a Noncompetition Agreement (the "Agreement") with Newpark Resources, Inc., a Delaware corporation ("Newpark"), under which Parent agreed, on behalf of itself and its Affiliates, not to compete with Newpark and its Affiliates with respect to the Business in the Territory. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as set forth in the Agreement, unless otherwise provided herein.

          B. Campbell Wells is an Affiliate of Parent that has heretofore engaged in the Business. This Joinder sets forth Campbell Wells' agreement to be bound by the obligations of Parent under the Agreement.

          NOW, THEREFORE, for good consideration, the receipt and sufficiency of which are hereby acknowledged, Campbell Wells hereby agrees as follows, for the benefit of Newpark and its Affiliates.

          1. Campbell Wells hereby agrees that, with the exceptions contained in the Agreement, it and its Affiliates will perform all of the obligations imposed on Parent with respect to Campbell Wells and its Affiliates under the Agreement, with the same force and effect as if Campbell Wells were a party thereto having directly undertaken such obligations.

          2. This Joinder and the Agreement shall be binding on Campbell Wells even if, at some future date, it ceases to be an Affiliate of Parent.

          IN WITNESS WHEREOF, Campbell Wells has executed and delivered this Joinder as of the first date written above.

                              CAMPBELL WELLS, LTD.

                              By:  SANIFILL GP HOLDING CO., INC.,
                                     its General Partner



                                      By:
                                         ------------------------------

ACCEPTED:

NEWPARK RESOURCES, INC.



By:
   --------------------------------
     Name:
     Title:

                                                                     EXHIBIT 3.2
                                                                     -----------

                       ASSUMPTION AND GUARANTEE AGREEMENT

          This Assumption and Guarantee Agreement (the "Agreement"), dated as of _____________, 1996, is entered into by and among Newpark Resources, Inc., a Delaware corporation ("Newpark"), Sanifill, Inc., a Delaware corporation ("Sanifill"), and Campbell Wells, Ltd., a Delaware limited partnership, the equity interests of which are owned directly or indirectly by Sanifill ("Campbell Wells" and, collectively with Sanifill, the "Sellers").

          WHEREAS, Newpark and Campbell Wells are each engaged in the collection and disposal of nonhazardous oilfield waste; and

          WHEREAS, the Sellers, NOW Disposal Holding Co. ("Holdco") and Newpark have entered into that certain Asset Purchase and Lease Agreement (the "Purchase Agreement") pursuant to which Newpark is, simultaneously with the execution of this Agreement, (i) purchasing all of the equity interests (the "Equity Interests") in NOW Disposal Operating Co., a Delaware corporation and a wholly-owned subsidiary of Holdco ("Disposeco"), and (ii) purchasing or leasing from Campbell Wells the "Included Assets" (as defined in the Purchase Agreement) used in the "Acquired Business" (as defined in the Purchase Agreement); and

          WHEREAS, simultaneously with the execution of this Agreement, the Sellers and Newpark are also entering into that certain Noncompetition Agreement pursuant to which, with exceptions stated therein, the Sellers are agreeing not to engage in the collection or disposal of nonhazardous oilfield waste generated in the States of Louisiana, Texas, Mississippi and Alabama and in the Gulf of Mexico; and

          WHEREAS, after giving effect to the transactions described above, Campbell Wells will continue to operate and own certain landfarms and a landfill at which nonhazardous oilfield wastes are disposed of; and

          WHEREAS, the Sellers and Disposeco have previously entered into that certain NOW Disposal Agreement (the "Disposal Agreement") pursuant to which Disposeco has agreed to deliver and Campbell Wells has agreed to accept certain quantities of nonhazardous oilfield wastes at its landfarms in Louisiana each year for a period of 25 years; and

          WHEREAS, in connection with the transactions referenced above, including without limitation the transfer of the Equity Interests pursuant to the Purchase Agreement, Newpark has agreed to guarantee the obligations of Disposeco under the Disposal Agreement and to take, or refrain from taking, certain other actions in connection with the Disposal Agreement; and

          WHEREAS, the parties desire to enter into this Agreement to more fully set forth the terms and conditions of their understanding.

          NOW, THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Disposal Agreement.

                                   ARTICLE II

                       PERFORMANCE OF DISPOSAL AGREEMENT

          Newpark hereby covenants and agrees that it shall cause Disposeco to fully perform all of its obligations under the Disposal Agreement in a timely manner. Newpark further covenants and agrees that it shall take all action, including without limitation supplying information necessary for the determination of quantities of NOW to be delivered pursuant to the Disposal Agreement, or shall refrain from taking any action, as is necessary or appropriate to permit Disposeco to fully perform all of its obligations under the Disposal Agreement in a timely manner.

                                  ARTICLE III

                        GUARANTEE OF DISPOSAL AGREEMENT

   3.1 Unconditional Guarantee. Newpark hereby unconditionally and irrevocably guarantees the performance in full of all obligations of Disposeco under the Disposal Agreement (such obligations of Disposeco being collectively referred to herein as the "Guaranteed Obligation"), with the same force and effect and to the same extent as if Newpark were a party to the Disposal Agreement having the same rights and obligations thereunder as Disposeco.

   3.2 No Set-Off; Guaranty of Performance or Payment Upon Demand. Newpark shall perform any obligations or pay any amounts due in respect of the Guaranteed Obligation promptly upon demand by the Sellers, without any set-off, defense or deduction for any claims or counterclaims of any kind, except for any such set-offs, defenses, deductions that Newpark could assert if it were a party to the Disposal Agreement having the same rights and obligations thereunder as Disposeco.

   3.3 Waiver of Diligence, Etc. Newpark hereby waives diligence, presentment, demand, protest and notice of any kind with respect to this Agreement, as well as any requirement that Sellers exhaust any rights or take any action against Disposeco.

   3.4 Waiver of Suretyship Defenses. To the extent permitted by applicable law, Newpark hereby waives any and all legal and equitable defenses that arise by reason of Newpark's status as a surety for Disposeco, which defenses would not be available to Newpark if it were a party to the Disposal Agreement having the same rights and obligations thereunder as Disposeco.

                                   ARTICLE IV

              COVENANTS, REPRESENTATIONS AND WARRANTIES OF NEWPARK

       Newpark hereby covenants, represents and warrants to Sellers as of the date of this Agreement that:

    4.1 Organization and Qualification. Newpark (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is proposed to be conducted and (c) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted or proposed to be conducted by it makes such qualification or license necessary, except in such jurisdictions where the failure to be so duly qualified or licensed or in good standing would not have, either individually or in the aggregate, a material adverse effect on the transactions contemplated hereby.

   4.2 Authorization and Validity of Agreement. Newpark has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by Newpark of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Newpark. No action or approval of the equity owners of Newpark is necessary to authorize Newpark's execution or delivery of, or the performance of its obligations under, this Agreement. This Agreement has been duly executed and delivered by Newpark and is a valid and binding obligation of Newpark, enforceable in accordance with its terms.

   4.3 No Conflict. The execution and delivery by Newpark of this Agreement do not, and exercise by Newpark of its rights hereunder and the consummation of the transactions contemplated hereby will not (a) require any consent, approval, order or authorization of or other action by any governmental entity on the part of or with respect to Newpark; (b) require on the part of Newpark any consent by or approval of or notice to any other Person; or (c) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Newpark, except in any case covered by (a), (b) or (c) where failure to obtain such consent or such violation would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

   4.4 Transfer of Affiliates of Newpark. The parties recognize and agree that due to the method of calculating Annual Volume as set forth in Section [2.2] of the Disposal Agreement, the purpose and intent of the Disposal Agreement and of this Agreement would be frustrated in the event Newpark sold or otherwise transferred (an "Affiliate Transfer") its interest in, or substantially all of the assets of, any of its Affiliates which are engaged in processing or disposal of NOW in the Covered Region where such transfer resulted in such Persons no longer being, or such assets no longer being owned by, Affiliates of Newpark under the terms of the Disposal Agreement. Newpark agrees that it shall notify Campbell Wells of any such proposed Affiliate Transfer prior to the consummation of such transaction and that no such Affiliate Transfer shall take place unless the transferee agrees (a) to report to Campbell Wells all quantities of NOW received by such former Affiliate of Newpark in the Covered Region during the remaining term of the Disposal Agreement and (b) that any subsequent retransfer of such interests or assets by such transferee shall be subject to this Article IV as if such transferee were Newpark. Newpark further agrees that it shall not enter into any Affiliate Transfer unless the agreement with the transferee expressly names Campbell Wells as a third party beneficiary of the obligation of the transferee to make such reports and to subject subsequent retransfers to this Article IV.

                                   ARTICLE V

                               DISPUTE RESOLUTION

          All disputes arising under this Agreement shall be resolved in accordance with the arbitration procedures set forth in Article X of the Disposal Agreement. In the event a set of facts gives rise to related disputes under this Agreement and the Disposal Agreement, such disputes shall be consolidated into a single arbitration proceeding, the result of which shall be binding on all parties under both Agreements, unless the arbitrator or arbitrators determine that it would manifestly unfair to honor this provision and determine that separate arbitration procedures are required.

                                   ARTICLE VI

                                 MISCELLANEOUS

   6.1 Status of the Parties. Each party hereto is and shall perform this Agreement as an independent contractor, and as such, shall have and maintain complete control over all of its employees, agents, and operations. Except as expressly otherwise provided in this Agreement, neither party nor anyone employed by it shall be, represent, act, purport to act or be deemed to be the agent, representative, employee or servant of the other party.

   6.2 No Set-Off Rights. The parties hereby agree that neither party shall have any right to set-off or apply against any sums due under this Agreement any sums due or amounts otherwise owing pursuant to any other provision of this Agreement or any other agreement or arrangement between the parties.

   6.3 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Campbell Wells and Newpark may assign their rights, obligations and duties under this Agreement with the written consent of the other parties to the Agreement, which consent shall not be unreasonably withheld; provided that the assigning party shall remain primarily liable for all obligations and duties arising hereunder.

   6.4 Notices. Notices and other communications provided for herein shall be in writing and shall be deemed to have been validly given (a) 3 days after deposit in the United States mails, registered or certified mail with proper postage prepaid and return receipt requested, (b) upon transmission thereof and receipt of the appropriate confirmation if sent via telecopier or telefax, (c) the business day after the same shall have been deposited with a reputable overnight courier, shipping prepaid and (d) if delivered in person, upon delivery, in each case addressed as follows:

   If to Newpark, to:                   with a copy to:

       James D. Cole                        Bertram K. Massing
       President                            Ervin, Cohen & Jessup
       Newpark Resources, Inc.              9401 Wilshire Boulevard
       3850 N. Causeway, Ste. 1770          Ninth Floor
       Metairie, Louisiana  70002           Beverly Hills, California 90212-2974
       ph:  504-838-8222                    ph:  310-273-6333
       fax: 504-833-9506                    fax: 310-859-2325

   If to Campbell Wells, to:            with a copy to:

       W. Gregory Orr                       Louise A. Shearer
       President                            Baker & Botts. L.L.P.
       Campbell Wells, Ltd.                 One Shell Plaza
       2014 West Pinhook Road, Ste. 900     910 Louisiana
       Lafayette, Louisiana  70508          Houston, Texas  77002-4995
       ph:  318-266-7976                    ph:  713-229-1286
       fax: 318-266-7922                    fax: 713-229-1522

   If to Sanifill, to:                  with a copy to:

       H. Steven Walton                     Louise A. Shearer
       Secretary                            Baker & Botts. L.L.P.
       Sanifill, Inc.                       One Shell Plaza
       2777 Allen Parkway, Ste. 700         910 Louisiana
       Houston, Texas  77019-2155           Houston, Texas  77002-4995
       ph:  713-942-6200                    ph:  713-229-1286
       fax: 713-942-6299                    fax: 713-229-1522

or such other address as any party shall specify by written notice so given.

   6.5 Non-Waiver. The failure of any party to enforce its rights under any provision of this Agreement shall not be construed to be a waiver of such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other breach.

   6.6 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any and all other communications, representations, proposals, understandings or agreements, either written or oral, between the parties hereto with respect to such subject matter. This Agreement may not be modified or amended, in whole or in part, except by a writing signed by both parties hereto.

   6.7 Severability. If any provision of this Agreement is declared invalid or unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder hereof.

   6.8 Headings. The Article and Section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

   6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

   6.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

   EXECUTED as of the day and year first above written.


                                            NEWPARK RESOURCES, INC.


                                            By:________________________
                                            Name:______________________
                                            Title:_____________________



                                            SANIFILL, INC.



                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________


                                            CAMPBELL WELLS, LTD.



                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________

                                                                    EXHIBIT 10.6
                                                                    ------------
                        [Letterhead of H. Steven Walton]

                                 July __, 1996


Newpark Resources, Inc.
3850 N. Causeway, #1770
Metairie, Louisiana  70002
Attention:       James D. Cole, President

   Re:    Asset Purchase and Lease Agreement and Related Agreements
          ---------------------------------------------------------

Ladies and Gentlemen:

   I am Vice President - Governmental Affairs and General Counsel of Sanifill, Inc., a Delaware corporation ("Parent"), and have represented Parent and its wholly-owned subsidiaries, Campbell Wells, Ltd., a Delaware limited partnership (the "Company"), and NOW Disposal Holding Co., a Delaware corporation ("Holdco") in connection with the Asset Purchase and Lease Agreement dated as of June 5, 1996 (the "Purchase Agreement"), by and among Parent, the Company and Holdco (collectively "Sellers"), and Newpark Resources, Inc., a Delaware corporation ("Buyer," which term also includes "Subsidiary"), pursuant to which Buyer is purchasing the Equity Interests from Holdco and is purchasing or leasing from the Company the Included Assets related to the Acquired Business. Unless otherwise defined herein, terms used herein that are defined in the Purchase Agreement shall have the same meanings herein as in the Purchase Agreement.
This opinion is being furnished pursuant to Paragraph 10.6 of the Purchase Agreement.

   I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Purchase Agreement, each of the Related Agreements and such records, other agreements, certificates of public officials, and other instruments and documents and have made such other investigations as I have deemed necessary in connection with the opinions hereinafter set forth. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies thereof.

   Based on the foregoing, and subject to the qualifications, limitations, assumptions and exceptions set forth herein, I am of the opinion that:

          1. Parent is a corporation duly organized and in good standing under the laws of the State of Delaware. It has corporate power and authority to enter into the Purchase Agreement and the Related Agreements to which it is a party and the transactions contemplated

Newpark Resources, Inc.
July __, 1996
Page 2

thereby. Parent owns, directly or indirectly, the Equity Interests and all of the outstanding equity interests in the Company.

          2. The Company is a limited partnership duly formed and validly existing under the laws of the State of Delaware and has partnership power and authority to conduct its business as it is now being conducted. The Company is duly registered to transact business in each jurisdiction where, according to the Disclosure Memorandum, it is stated to be so registered, and such registrations are in full force and effect.

          3. Holdco is a corporation duly organized and in good standing under the laws of the State of Delaware and has corporate power to conduct its business as it is now being conducted. NOW Disposal Operating Co., a Delaware corporation ("Disposeco") is a corporation duly organized and in good standing under the laws of the State of Delaware and has corporate power to conduct its business as it is now being conducted. Neither Holdco nor Disposeco is or is required to be qualified to transact business as a foreign corporation in any jurisdiction.

          4. The execution of the Purchase Agreement and the Related Agreements to which Parent is a party, the delivery of the Purchase Agreement and such Related Agreements to Buyer and Parent's performance of such agreements have been authorized by the Board of Directors of Parent, and no other corporate action is necessary to authorize such acts. The Purchase Agreement and the Related Agreements to which Parent is a party (other than the Noncompetition Agreement, as to which I express no opinion) are valid and binding upon Parent and enforceable against Parent in accordance with their terms, subject to the Bankruptcy Exception. The execution, delivery and performance by Parent of the Purchase Agreement and the Related Agreements to which Parent is a party are not contrary to the Certificate of Incorporation or By-Laws of Parent and, to my knowledge, will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other material contract or agreement to which Sellers, or any of them, are parties or by which Sellers, or any of them, are bound, which relate to or affect the Acquired Business, the Equity Interests or the Included Assets.

          5. The Company has the requisite power under its agreement and certificate of limited partnership and the Delaware Revised Uniform Limited Partnership Act to enter into the Purchase Agreement and each of the Related Agreements to which it is a party and to perform its obligations under each such agreement. The execution, delivery and performance

Newpark Resources, Inc.
July __, 1996
Page 3

of the Purchase Agreement and such Related Agreements and the consummation of the transactions contemplated thereby have been duly authorized by all necessary partnership action on the part of the Company, and no other partnership proceedings on the part of the Company are necessary to authorize the Purchase Agreement and such Related Agreements and the transactions contemplated thereby. The Purchase Agreement and the Related Agreements to which the Company is a party (other than the Joinder Agreement, as to which I express no opinion) are valid and binding upon the Company and enforceable against the Company in accordance with their terms, subject to the Bankruptcy Exception. The execution, delivery and performance of the Purchase Agreement and the Related Agreements to which the Company is a party are not contrary to the partnership agreement of the Company and, to my knowledge, will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other material contract or agreement to which Sellers, or any of them, are parties or by which Sellers, or any of them, are bound, which relate to or affect the Acquired Business, the Equity Interests or the Included Assets.

          6. The execution, delivery and performance of the Purchase Agreement by Holdco have been authorized by the Board of Directors of Holdco, and no other corporate action is necessary to authorize such acts. The Purchase Agreement is valid and binding upon Holdco and enforceable against Holdco in accordance with its terms, subject to the Bankruptcy Exception. The execution, delivery and performance by Holdco of the Purchase Agreement are not contrary to the Certificate of Incorporation or By-Laws of Holdco and, to my knowledge, will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other material contract or agreement to which Sellers, or any of them, are parties or by which Sellers, or any of them, are bound, which relate to or affect the Acquired Business, the Equity Interests or the Included Assets.

          7. Holdco is the sole stockholder of Disposeco and has good title to the Equity Interests, free and clear of all Liens. The Equity Interests constitute 100% of the issued and outstanding capital stock of Disposeco, and Holdco has corporate power and authority to transfer the Equity Interests to Buyer.

          8. Except as otherwise provided in the Purchase Agreement, no authorizations, approvals or consents of any governmental department, commission, bureau, agency or other public body or authority are required for consummation of the transactions

Newpark Resources, Inc.
July __, 1996
Page 4

contemplated by the Purchase Agreement, except where failure to obtain any such authorizations, approvals or consents would not have a Material Adverse Effect.

   The opinions set forth above are subject to the following qualifications and limitations:

          A. Insofar as the opinion expressed in Paragraph 8 of this opinion depends on Louisiana law, I have relied exclusively on the opinion of Perret, Doise, Daigle, Longman, Russo & Zaumbrecher, a Professional Law Corporation, a signed original of which has been furnished to you, and my opinion in Paragraph 8 incorporates the applicable limits and qualifications set forth in such opinion.

          B. Except as provided in Paragraph A above, the opinions expressed herein are limited in all respects to the laws of the State of Texas and the corporate and limited partnership law of the State of Delaware.

          C. The opinions expressed herein are given as of the date hereof, and I expressly disclaim any undertaking to advise you of any events occurring subsequent to the date hereof that might affect any of the matters covered by any of such opinions.

   This opinion is delivered to you solely in connection with and for purposes of the transactions contemplated by the Purchase Agreement and the Related Agreements and is not to be relied upon by any other Person, quoted, in whole or in part, or otherwise referred to (except in a list of closing documents), nor is it to be provided to any other Person without my prior written consent.

                         Very truly yours,

                                                                    EXHIBIT 11.6
                                                                    ------------

                     [Letterhead of Ervin, Cohen & Jessup]

                                 July __, 1996


Sanifill, Inc.
2777 Allen Parkway, Suite 700
Houston, Texas 77019-2155

Campbell Wells, Ltd.
2014 West Pinhook Road
Lafayette, Louisiana

NOW Disposal Holding Co.
2777 Allen Parkway, Suite 700
Houston, Texas 77019-2155

   Re:    Asset Purchase and Lease Agreement and Related Agreements
          ---------------------------------------------------------

Ladies and Gentlemen:

   We have acted as counsel to Newpark Resources, Inc., a Delaware corporation ("Buyer"), in connection with the negotiation, execution and performance of an Asset Purchase and Lease Agreement dated as of June 5, 1996 (the "Purchase Agreement"), by and among Sanifill, Inc., a Delaware corporation ("Parent"), Campbell Wells, Ltd., a Delaware limited partnership (the "Company"), and NOW Disposal Holding Co. ("Holdco", and, together with Parent and the Company, the "Sellers"), and Buyer pursuant to which Buyer is purchasing the Equity Interests from Holdco and is purchasing or leasing from the Company the Included Assets related to the Acquired Business. Unless otherwise defined herein, terms used herein that are defined in the Purchase Agreement shall have the same meanings herein as in the Purchase Agreement. This opinion is being furnished pursuant to Paragraph 11.6 of the Purchase Agreement.

   We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement, each of the Related Agreements and such records, other agreements, certificates of public officials, and other instruments and documents and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies thereof.

Sanifill, Inc.
Campbell Wells, Ltd.
NOW Disposal Holding Co.
July __, 1996
Page 2


   Based on the foregoing, and subject to the qualifications, limitations, assumptions and exceptions set forth herein, we are of the opinion that:


          1. Buyer is a corporation duly organized and in good standing under the laws of the State of Delaware. It has corporate power and authority to enter into the Purchase Agreement and the Related Agreements to which it is a party and the transactions contemplated thereby.

          2. The execution of the Purchase Agreement and the Related Agreements to which Buyer is a party, the delivery of the Purchase Agreement and such Related Agreements to the Sellers and Buyer's performance of such agreements have been authorized by the Board of Directors of Buyer, and no other
corporate action is necessary to authorize such acts.   The execution, delivery
and performance by Buyer of the Purchase Agreement and the Related Agreements to which Buyer is a party are not contrary to the Certificate of Incorporation or By-Laws of Parent and, to our knowledge, will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other material contract or agreement to which Buyer is a party.

          3. The Purchase Agreement and the Related Agreements to which Buyer is a party (other than the Noncompetition Agreement and the Joinder Agreement, as to which we express no opinion) are valid and binding upon Buyer and enforceable against Buyer in accordance with their terms, subject to the Bankruptcy Exception.

   The opinions set forth above are subject to the following qualifications and limitations:

          A. Insofar as the opinion expressed in Paragraph 3 of this opinion depends on Texas law, we have relied exclusively on the opinion of [Newpark's Texas counsel], a signed original of which has been furnished to you, and, insofar as such opinion depends on Louisiana law, we have relied exclusively on the opinion of Nesser, King and LeBlanc, a signed original of which has been furnished to you, and our opinion in Paragraph 3 incorporates the applicable limits and qualifications set forth in those opinions.

          B. Except as provided in Paragraph A above, the opinions expressed herein are limited in all respects to the corporate law of the State of Delaware.

Sanifill, Inc.
Campbell Wells, Ltd.
NOW Disposal Holding Co.
July __, 1996
Page 3

          C. The opinions expressed herein are given as of the date hereof, and we expressly disclaim any undertaking to advise you of any events occurring subsequent to the date hereof that might affect any of the matters covered by any of such opinions.

          D. Our use of the qualification "to our knowledge" with respect to any matter is intended to indicate that we have not conducted an independent investigation or otherwise verified the accuracy of such matter and that during the course of our representation of Buyer no information that would give us actual knowledge of the inaccuracy of such matter has come to our attention. We have not conducted an independent investigation or otherwise verified the accuracy of the statements and representations made to us, but have relied solely upon certificates given to us, statements made to us, inquiries of attorneys in our firm who have performed services for Buyer and information furnished to us by Buyer. No inference as to our knowledge of the existence or absence of any facts should be drawn from the fact of our representation of Buyer.

   This opinion is delivered to you solely in connection with and for purposes of the transactions contemplated by the Purchase Agreement and the Related Agreements and is not to be relied upon by any other Person, quoted, in whole or in part, or otherwise referred to (except in a list of closing documents), nor is it to be provided to any other Person without our prior written consent.

                                       Very truly yours,